Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(10,121,976)
Unrealized Gain (Loss) on Market Value of Commodity Futures	5,132,441
Dividend Income	93,652
Interest Income	138,640
ETF Transaction Fees	1,050
Total Income (Loss)	$(4,756,193)

Expenses
General Partner Management Fees	$39,245
Professional Fees	13,162
Brokerage Commissions	6,991
Directors' Fees and insurance	5,139
License fees	981
Total Expenses	$65,518
Net Income (Loss)	$(4,821,711)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/25	$72,217,225
Additions (150,000 Shares)	9,817,732
Net Income (Loss)	(4,821,711)

Net Asset Value End of Month	$77,213,246
Net Asset Value Per Share (1,250,000 Shares)	$61.77

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596